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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen High Yield Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      40,401,265        0.26             154,879,163       3.43


     Class B      16,064,645        0.24             72,322,537        3.43


     Class C      26,727,023        0.24             111,377,403       3.43


     Class I      2,971,340         0.27             11,061,397        3.43





     Evergreen Diversified Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      15,198,914        0.76             18,670,830        14.77


     Class B      1,186,466         0.65             1,748,528         14.77


     Class C      1,898,544         0.65             2,606,117         14.77


     Class I      162,471  0.80             156,473  14.77

















     Evergreen Strategic Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      10,999,622        0.37             31,672,714        6.38


     Class B      5,696,610         0.32             17,679,032        6.40


     Class C      4,247,112         0.32             13,969,422        6.39


     Class I      1,546,157         0.38             4,254,065         6.28








     Evergreen U.S. Government Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      3,670,702         0.29             10,962,627        9.96


     Class B      1,062,558         0.22             3,742,525         9.96


     Class C      424,188  0.22             1,426,670         9.96


     Class I      14,804,338        0.32             42,914,584        9.96